SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2008
Wholesale Auto Receivables LLC
(Exact name of registrant as specified in its charter)

Delaware	38-3082709

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

Wholesale Auto Receivables LLC 200 Renaissance Center Detroit, Michigan	48265

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (313) 656-6540

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     This Current Report on Form 8-K is being filed to supply certain loss experience data and other information that is being provided to investors.
Loss Experience
     The following table sets forth GMAC’s average principal balance of receivables and loss experience for the entire U.S. floorplan portfolio in each of the periods shown. GMAC’s U.S. floorplan portfolio includes fleet accounts and other accounts that are not generally eligible for inclusion in public floorplan securitization transactions as well as dealer accounts that meet the eligibility criteria for inclusion in public floorplan securitization transactions but are not currently included in any public floorplan securitization transactions. Thus, actual loss experience with respect to a particular securitization transaction may be different than that of GMAC’s entire U.S. portfolio. There can be no assurance that the loss experience for receivables in any period after those shown will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers. If General Motors or GMAC reduced or was unable or elected not to provide assistance or incentives, the loss experience of GMAC’s U.S. portfolio, including the dealer accounts, may be adversely affected.

	Six Months Ended
	June 30th		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003	2002

Average Principal Receivables Balance (in millions)	$27,151.7	$30,287.1	$29,721.6	$31,585.4	$33,273.0	$37,564.5	$33,301.4	$26,730.3
Net Losses (Recoveries) (in millions)	$2.80	$1.48	$1.60	$4.26	$1.46	$(1.20)	$(0.10)	$(17.40)
Net Losses (Recoveries) as a % of Liquidations	0.0077%	0.0036%	0.0018%	0.0045%	0.0013%	(0.001%)	(0.0001%)	(0.0152%)
Annualized Net Losses (Recoveries) as a % of Average Principal Receivables Balance	0.0207%	0.0098%	0.0054%	0.0135%	0.0044%	(0.0032%)	(0.0003%)	(0.0651%)
     In the above table, average principal receivables balance is the average of the month-end principal balances of receivables, excluding any accrued interest, for each of the months during that period. Average principal receivables balances prior to and including the year ended December 31, 2003 have been restated. Revised average principal receivables balances include in-transit inventory and exclude interest receivables, whereas prior balances excluded in-transit inventory and included interest receivables. Balances for net losses (recoveries) prior to and including the year ended December 31, 2003 have been restated. Revised balances for net losses (recoveries) include amounts charged-off and recovered only, whereas prior balances included amounts charged-off and recovered as well as a provision for changes in reserve balances.
     Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. Net losses (recoveries) as a percentage of average principal receivables balance for the six months ended June 30, 2007 and June 30, 2008 are annualized rates.

Concentration of Receivables from Bill Heard Enterprises, Inc. in Certain Floorplan Transactions
     The following table sets forth the dollar amount of Eligible Receivables from Bill Heard Enterprises, Inc. and its affiliates (“Bill Heard”) and the applicable Concentration Percentages, each as of September 30, 2008, with respect to certain flooplan securitization transactions sponsored by GMAC LLC. The table does not address the amount of receivables or other obligations of Bill Heard to GMAC LLC or its affiliates other than those specified in the table. The amount of Eligible Receivables and Concentration Percentages specified in the table below are calculated in accordance with the transaction documents related to the specified transaction.

		Bill Heard	Dealer
	Bill Heard	Concentration	Overconcentration
	Eligible Receivables	Percentage	Percentage
Deal	(In $ Millions)%		%
SWIFT VIII	$3.5	0.15	1.00
SWIFT X	$33.3	0.79	1.00
SWIFT XI	$19.1	0.47	1.00
SMART	$22.3	0.67	2.00
SWIFT 2007-AE-1	$0.0	0.00	1.00

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE AUTO RECEIVABLES LLC
By:	/s/ William J. McGrane III
	Name:	William J. McGrane III
	Title:	Controller

Dated: October 17, 2008